SECURITIES AND EXCHANGE COMMISSION

		       Washington, D.C.  20549

			      FORM 8-K
			   CURRENT REPORT

	       Pursuant to Section 13 or 15(d) of the
		   Securities Exchange Act of 1934

     Date of Report (Date earliest event reported) July 30, 2000

Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     13-5550175
	     (a Delaware corporation)
	     639 Loyola Avenue
	     New Orleans, Louisiana  70113
	     Telephone (504) 576-4000

1-10764      ENTERGY ARKANSAS, INC.                  71-0005900
	     (an Arkansas corporation)
	     425 West Capitol Avenue, 40th Floor
	     Little Rock, Arkansas 72201
	     Telephone (501) 377-4000

1-27031      ENTERGY GULF STATES, INC.               74-0662730
	     (a Texas corporation)
	     350 Pine Street
	     Beaumont, Texas  77701
	     Telephone (409) 838-6631

1-8474       ENTERGY LOUISIANA, INC.                 72-0245590
	     (a Louisiana corporation)
	     4809 Jefferson Highway
	     Jefferson, Louisiana 70121
	     Telephone (504) 840-2734

0-320        ENTERGY MISSISSIPPI, INC.               64-0205830
	     (a Mississippi corporation)
	     308 East Pearl Street
	     Jackson, Mississippi 39201
	     Telephone (601) 368-5000

0-5807       ENTERGY NEW ORLEANS, INC.               72-0273040
	     (a Louisiana corporation)
	     1600 Perdido Building
	     New Orleans, Louisiana 70112
	     Telephone (504) 670-3674

1-9067       SYSTEM ENERGY RESOURCES, INC.           72-0752777
	     (an Arkansas corporation)
	     Echelon One
	     1340 Echelon Parkway
	     Jackson, Mississippi 39213
	     Telephone (601) 368-5000

Safe Harbor Statement under the Private Securities Litigation Reform
Act of 1995

     This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Entergy Corporation and FPL Group, Inc. are based on current expectations that are subject to risk and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: changes in laws or regulations, changing governmental policies and regulatory actions with respect to allowed rates of return including but not limited to return on equity and equity ratio limits, industry and rate structure, operation of nuclear power facilities, acquisition, disposal, depreciation and amortization of assets and facilities, operation and construction of plant facilities, recovery of fuel and purchased power costs, decommissioning costs, present or prospective wholesale and retail competition (included but not limited to retail wheeling and transmission costs), political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions (including natural disasters such as hurricanes), population growth rates and demographic patterns, competition for retail and wholesale customers, availability, pricing and transportation of fuel and other energy commodities, market demand for energy from plants or facilities, changes in tax rates or policies or in rates of inflation or in accounting standards, unanticipated delays or changes in costs for capital projects, unanticipated changes in operating expenses and capital expenditures, capital market conditions, competition for new energy development opportunities and legal and administrative proceedings (whether civil, such as environmental, or criminal) and settlements and other factors. Readers are referred to Entergy Corporation's and FPL Group, Inc.'s most recent reports filed with the Securities and Exchange Commission.

Item 5.        Other Events

     Entergy Corporation, a Delaware corporation ("Entergy"), FPL Group, Inc., a Florida corporation ("FPL"), WCB Holding Corp., a Delaware corporation, 50% of whose outstanding capital stock is owned by FPL and 50% of whose outstanding capital stock is owned by Entergy (the "Company"), Ranger Acquisition Corp., a Florida corporation and a wholly -owned subsidiary of the Company ("Merger Sub A"), and Ring Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub B"), entered into an Agreement and Plan of Merger, dated as of July 30, 2000 (the "Agreement"). Each of FPL and Entergy are sometimes referred to as a "party". The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Agreement. Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

       Pursuant to the terms of the Agreement, Merger Sub A will
merge with and into FPL (the "FPL Merger"). FPL will be the surviving corporation in the FPL Merger and will become a wholly-owned subsidiary of the Company. Merger Sub B will merge with and into Entergy (the "Entergy Merger", and together with the FPL Merger, the "Mergers"). Entergy will be the surviving corporation in the Entergy Merger and will also become a wholly-owned subsidiary of the Company. The Mergers were unanimously approved by both the FPL Board of Directors and the
Entergy Board of Directors.   Entergy and FPL will seek to consummate
the Mergers by late 2001.

    Under the terms of the Agreement, at the effective time of the Mergers (the "Effective Time"), each outstanding share of FPL common stock (other than shares held by FPL, Entergy or the Company) will be converted into the right to receive one (1) share of Company common stock, and each outstanding share of Entergy common stock (other than shares held by Entergy, FPL or the Company) will be converted into the right to receive 0.585 of a share of the Company common stock. In addition, at the Effective Time, each share of Company common stock issued and outstanding immediately prior to the Effective Time will be cancelled.

       The Mergers are subject to customary closing conditions, including, without limitation, the receipt of the required approvals of the shareholders of Entergy and FPL, there being no injunction, restraining order or law in effect which prevents the consummation of the Mergers, the Form S-4 being effective and not the subject of any stop order or proceeding seeking a stop order, the shares of Company common stock issuable in the Mergers having been approved for listing on the NYSE and all necessary governmental approvals having been received and all necessary governmental filings having been made, including the consent or approval of certain state utility regulators, the approvals of the Federal Energy Regulatory Commission, the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 and the Nuclear Regulatory Commission, and the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

	The Agreement contains certain covenants of the parties applicable during the period pending the consummation of the Mergers. Generally, each party and its subsidiaries are obligated to carry on its business in the ordinary course consistent with past practice.
The Agreement contains certain restrictions on each party including limitations on or procedures for: amendments to the corporate charter documents of FPL or Entergy or any of their respective subsidiaries, declaration and payment of dividends, issuance of securities, acquisitions, capital expenditures, dispositions, incurrence or guarantee of indebtedness, trading or marketing of energy, modification of employee benefits, modifications of existing agreements or course of dealings with governmental authorities, changes in accounting policies and maintenance of insurance. Entergy and FPL each generally will be permitted to take actions pursuant to restructuring legislation in their respective states of operation and reorganize their transmission businesses.

    The Agreement prohibits, with certain exceptions, either party and its subsidiaries from initiating, soliciting or knowingly encouraging, or knowingly taking any other action designed to facilitate, any inquiries or the making of any Entergy Takeover Proposal or FPL Takeover Proposal, as the case may be (hereinafter referred to as a "Takeover Proposal"), or participate in any negotiations or substantive discussions regarding any Takeover Proposal. If, at any time prior to receipt of such party's shareholder approval, the party's Board of Directors determines in good faith, after consultation with its legal and financial advisors, that a Takeover Proposal that was not solicited in violation of the Agreement is, or is reasonably likely to lead to, an Entergy Superior Proposal or FPL Superior Proposal, as the case may be (hereinafter referred to as a "Superior Proposal"), then, after providing prior written notice of its decision to take such action to the other party and otherwise complying with the applicable provisions of the Agreement, the party may: (i) furnish information with respect to itself and its subsidiaries to the person making such proposal pursuant to a customary confidentiality agreement containing terms no less favorable than those set forth in the confidentiality agreement between FPL and Entergy and (ii) participate in discussions or negotiations regarding such proposal.
The Agreement requires that each party, its subsidiaries and their representatives immediately terminate any existing activities, discussions or negotiations with any parties with respect to any Takeover Proposal.

      Neither the Board of Directors of a party nor any committee thereof shall: (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation of the Mergers, by such Board of Directors, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause such party to enter into any agreement (an "Acquisition Agreement") related to any Takeover Proposal. In response to a Takeover Proposal that is not obtained in violation of the Agreement, at any time prior to receipt of such party's shareholder approval, the Board of Directors of such party may, if it determines in good faith after consulting with outside counsel that the failure to take such action would be reasonably likely to result in a breach of the Board of Directors' fiduciary obligations to its shareholders under applicable law, (i) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by such Board of Directors or any committee thereof of the Mergers, (ii) approve or recommend, or propose to approve or recommend, any Superior Proposal, or (iii) terminate the Agreement. However, such actions can only be taken if, in the case of each of clauses (ii) and (iii), such Board of Directors determines in good faith that such Takeover Proposal constitutes a Superior Proposal and, in the case of clause (iii), (A) such party has notified the other in writing of its determination that such Takeover Proposal constitutes a Superior Proposal and (B) at least seven business days following receipt by such party of such notice, the Board of Directors of such party determines that such Superior Proposal remains a Superior Proposal.

     At the Effective Time, the Board of Directors of the Company
will consist of eight directors designated by FPL and seven directors
designated by Entergy.   The first vacancy on the Board that occurs
with respect to a FPL Designee following the 12-month anniversary of the Effective Time and prior to the third annual shareholders' meeting of the Company that occurs following the end of the calendar year in which the Effective Time occurs will not be filled and, instead, the number of directors will be reduced by one. Any increase or decrease in the size of the Board of Directors or change to the above-mentioned mechanism would require the affirmative vote of at least two-thirds of the entire Board of Directors. Following the Effective Time, (i) a subcommittee consisting of the remaining members of the Board appointed by FPL will recommend replacements for a Board vacancy of a member designated by FPL, and (ii) a subcommittee consisting of the remaining members of the Board appointed by Entergy will recommend replacements for a Board vacancy of a member designated by Entergy. The Board is required to honor the subcommittee's recommendations to fill vacancies during such period. Any changes to this procedure will require the affirmative vote of at least two-thirds of the entire Board of Directors. The provisions described in this paragraph will no longer be applicable following the earlier of (a) the time at which the size of the Board is reduced by one and (b) the third annual shareholders' meeting of the Company that occurs following the end of the calendar year in which the Effective Time occurs.

      From the Effective Time until the first anniversary of the Effective Time, pursuant to the terms of the employment agreements entered into between the Company and each of James L. Broadhead and J. Wayne Leonard, (i) Mr. Broadhead will be Chairman of the Board of the Company (serving in an executive capacity) and (ii) Mr. Leonard will be CEO and President of the Company. Following the first anniversary of the Effective Time and prior to the third annual shareholders' meeting of the Company following the calendar year in which the Effective Time occurs, (i) Mr. Broadhead will be Chairman of the Board of the Company (serving in a non-executive capacity) and (ii) Mr. Leonard will be CEO and President of the Company. At the Effective Time, each of Robert v.d. Luft and an FPL designee will be appointed to the position of Vice Chairman of the Board of the Company.

     At the Effective Time, the name of the Company will be a new name agreed upon between the Boards of Directors of FPL and Entergy prior to the Effective Time. The Company will maintain its principal corporate offices and headquarters in Juno Beach, Florida, and will maintain its utility headquarters in New Orleans, Louisiana.

     The Agreement may be terminated under certain circumstances, including: (i) if the Mergers have not occurred by April 30, 2002; provided that the termination date will be extended until October 31, 2002 if the only closing condition not satisfied at April 30, 2002 is that relating to obtaining all required regulatory and governmental approvals; (ii) if the requisite shareholder approvals have not been obtained; (iii) if any temporary restraining order or preliminary or permanent injunction or other order by any court preventing, or applicable law prohibiting, consummation of the Mergers is in effect and is final and nonappealable; provided that the party seeking to terminate the Agreement must have used its reasonable best efforts to prevent the entry of and to remove such restraint ; (iv) if the other party has breached any representations, warranties or covenants, and such breaches, individually or in the aggregate, (A) give rise to the failure of the closing condition that the representations and warranties be true or that the covenants be complied with at the Effective Time, and (B) are incapable of being cured by such breaching party or are not cured by such breaching party within 30 days following receipt of written notice from the other party of such breach or failure to perform; (v) if the applicable Board determines in good faith that a Takeover Proposal constitutes a Superior Proposal; provided that, in order for the termination of the Agreement to be deemed effective, the terminating party must have complied with the applicable provisions of the Agreement and paid the required Termination Fee (described below); (vi) if the other party, or any of the other party's directors or officers, participate in discussions or negotiations relating to a Takeover Proposal; (vii) if the other party's Board of Directors (a) withdraws or modifies, or proposes publicly to withdraw or modify, the approval or recommendation by such Board of Directors of the Agreement or the Mergers, (b) fails to reaffirm such approval or recommendation within 10 business days of receipt of the terminating party's written request at any time when a Takeover Proposal relating to the other party shall have been made and not rejected by the Board of Directors of such other party or (c) approves or recommends, or proposes to approve or recommend, a Takeover Proposal; or (viii) if any condition to the obligation of such party to consummate the Mergers becomes incapable of satisfaction prior to closing; provided that the failure of such condition is not the result of a material breach of the Agreement by the party seeking to terminate the Agreement.

	A party will become obligated to pay the other party a termination fee of $215 million (the "Termination Fee") if (i) following a party's shareholders meeting, a Takeover Proposal is made for such party, thereafter the Agreement is terminated by either FPL or Entergy due to the Effective Time not occurring prior to the termination date, and within 12 months after the termination of the Agreement, such party enters into an Acquisition Agreement or consummates a Takeover Proposal with the party who submitted the Takeover Proposal referred to above, (ii) prior to or during the such party's shareholders meeting, a Takeover Proposal for such party is made, thereafter the Agreement is terminated by either FPL or Entergy because approval of the shareholders of the party receiving the Takeover Proposal was not obtained, and within 24 months thereafter such party enters into an Acquisition Agreement or consummates a Takeover Proposal with any third party, (iii) the Agreement is termi nated by a party pursuant to the provision permitting termination for a Superior Proposal, or (iv) the Agreement is terminated by a party because the Board of Directors of the other party (A) withdraws or modifies, or proposes publicly to withdraw or modify, its approval or recommendation of the Agreement or the Mergers, or (B) approves or recommends, or proposes to approve or recommend, a Takeover Proposal.

	 If the Termination Fee becomes payable to a party in accordance with the above-described provisions, the party paying the Termination Fee will be obligated to reimburse the other party for its fees and expenses in connection with the Mergers, up to a maximum of $25 million.

	  Reference is made the Entergy's Form 8-K dated July 31, 2000, which attached as Exhibits 2.1 and 99.1 respectively, copies of the Merger Agreement and a joint press release of Entergy and FPL announcing the execution of the Merger Agreement. Entergy is filing this Form 8-K to provide additional information about the transactions contemplated by the Agreement before Entergy commences repurchases of shares of common stock.

Item 7.    Financial  Statements, Pro Forma Financial  Information  and
	   Exhibits.

The following selected unaudited pro forma combined condensed consolidated financial statements (pro forma financial statements) have been prepared to reflect the merger of Entergy and FPL Group in a transaction accounted for as an acquisition of Entergy under the purchase method of accounting. The pro forma adjustments are reflected in the unaudited combined condensed consolidated pro forma balance sheets (pro forma balance sheets) as if the merger occurred on June 30, 2000. The unaudited combined condensed consolidated pro forma statements of income (pro forma income statements) for the six months ended June 30, 2000 and the year ended December 31, 1999 assume that the merger was completed January 1, 1999. These pro forma financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been completed on the dates assumed above; nor is the information necessarily indicative of future financial position or operating results. Results of operations and financial position in the first year after the consummation could differ significantly from the pro forma financial statements, which are based on past operations.

The following pro forma financial statements should be read in conjunction with the consolidated historical financial statements and related notes of Entergy and FPL Group, which are included in their respective Annual Reports on Form 10-K for the year ended December 31, 1999 and subsequent Quarterly Reports on Form 10-Q. Entergy has provided all the information included in this Form 8-K regarding Entergy and its subsidiaries. FPL Group has provided all the information included in this Form 8-K regarding FPL Group and its subsidiaries. Neither Entergy nor FPL Group assumes any responsibility for the accuracy or completeness of the information provided by the other party.

 Unaudited Pro Forma Combined Condensed Consolidated Statements of Income
		    Six Months Ended June 30, 2000
		 (millions, except per share amounts)


                                                                 Entergy
					   FPL Group, Inc.     Corporation      Pro Forma      Pro Forma
					    (as reported)     (as reported)    Adjustments     Combined
Operating Revenues .....................      $  3,138          $  3,949                      $  7,087
					      --------          --------          ----        --------
Operating Expenses:
  Fuel, purchased power and interchange          1,146             1,834                         2,980
  Other operations and maintenance .....           593               843                         1,436
  Depreciation and amortization ........           525               389          $ (8) A          909
										    (4) B
										     7  B
  Taxes other than income taxes ........           291               163                           454
					      --------          --------          ----        --------
    Total operating expenses ...........         2,555             3,229            (5)          5,779
					      --------          --------          ----        --------

Operating Income .......................           583               720             5           1,308
					      --------          --------          ----        --------

Other Income (Deductions)
  Interest charges .....................          (126)             (264)                         (390)
  Preferred stock dividends ............            (7)              (27)                          (34)
  Other - net                                       34               140                           174
					      --------          --------          ----        --------
    Total other income (deductions) - net          (99)             (151)                         (250)
					      --------          --------          ----        --------

Income before income taxes .............           484               569             5           1,058

Income taxes ...........................           159               233             2  C          394
					      --------          --------          ----        --------

Net income .............................      $    325          $    336          $  3        $    664
					      ========          ========          ====        ========
Earnings per share
(basic and assuming dilution) ..........      $    1.91         $   1.45                      $   2.17

Average number of shares outstanding.....           170              232                           306 D

   Unaudited Pro Forma Combined Consensed Consolidated Statements of Income
		     Year Ended December 31, 1999
		 (millions, except per share amounts)


								 Entergy
					   FPL Group, Inc.     Corporation      Pro Forma      Pro Forma
					    (as reported)     (as reported)    Adjustments     Combined
Operating Revenues .....................      $  6,438          $   8,773                      $ 15,211
					      --------          ---------         -----        --------

Operating Expenses:
  Fuel, purchased power and interchange          2,365              4,526                         6,891
  Other operations and maintenance .....         1,322              1,789                         3,111
  Depreciation and amortization ........         1,040                867         $ (16) A        1,897
										     (8) B
										     14  B
  Impairment loss on Maine assets ......           176                  -                           176
  Taxes other than income taxes ........           615                339                           954
					      --------          ---------         -----        --------
    Total operating expenses ...........         5,518              7,521           (10)         13,029
					      --------          ---------         -----        --------

Operating Income .......................           920              1,252            10           2,182
					      --------          ---------         -----        --------

Other Income (Deductions)
  Interest charges .....................          (222)              (536)                         (758)
  Preferred stock dividends ............           (15)               (62)                          (77)
  Divestiture of cable investments .....           257                  -                           257
  Other - net ..........................            80                255                           335
					      --------          ---------         -----        --------
    Total other income (deductions) - net          100               (343)                         (243)
					      --------          ---------         -----        --------

Income before income taxes .............         1,020                909            10           1,939

Income taxes ...........................           323                357             3  C          683
					      --------          ---------         -----        --------

Net income .............................      $    697          $     552         $   7        $  1,256
					      ========          =========         =====        ========
Earnings per share
(basic and assuming dilution)...........      $   4.07          $    2.25                      $   3.99

Average number of shares outstanding....           171                245                           315 D

  Unaudited Pro Forma Combined Condensed Consolidated Balance Sheets
			     June 30, 2000
			      (millions)


									     Entergy
							  FPL Group,Inc.   Corporation      Pro Forma      Pro Forma
							  (as reported)   (as reported)    Adjustments     Combined
Property, Plant and Equipment:
  Electric utility plant in service and other property,
    including nuclear fuel and construction work in
     progress ........................................      $ 20,220      $  27,442        $  (399) A     $ 47,113
											      (150) B
  Less accumulated depreciation and amortization .....       (10,764)       (11,248)                       (22,012)
							    --------      ---------        -------        --------
    Total property, plant and equipment - net ........         9,456         16,194           (549)         25,101
							    --------      ---------        -------        --------

Current Assets:
  Cash and cash equivalents ..........................           234          1,797                          2,031
  Customer receivables, net of allowances ............           578          1,022                          1,600
  Materials, supplies and fossil fuel inventory ......           320            481                            801
  Deferred clause expenses ...........................           259            395                            654
  Other - net ........................................           219            186                            405
							    --------      ---------        -------        --------
    Total other assets ...............................         1,610          3,881                          5,491
							    --------      ---------        -------        --------

Other Assets:
  Special use funds ..................................         1,449          1,284                          2,733
  Other investments ..................................           782            264                          1,046
  Other ..............................................           899          2,701            416  B        4,016
							    --------      ---------        -------        --------
    Total other assets ...............................         3,130          4,249            416           7,795
							    --------      ---------        -------        --------

Total Assets .........................................      $ 14,196      $  24,324        $  (133)       $ 38,387
							    ========      =========        =======        ========

Capitalization:
  Common shareholders' equity ........................      $  5,499      $   6,934        $(6,903) E     $ 12,134
											     6,650  E
											       (46) F
  Preferred stock without sinking fund requirements ..           226            336                            562
  Preferred stock with sinking fund requirements .....             -             69                             69
  Long-term debt .....................................         3,479          7,593                         11,072
							    --------      ---------        -------        --------
    Total capitalization .............................         9,204         14,932           (299)         23,837
							    --------      ---------        -------        --------

Current liabilities:
  Debt due within one year ...........................           823            630                          1,453
  Accounts payable ...................................           547            797                          1,344
  Deferred clause revenues ...........................            74              -                             74
  Accrued interest, taxes and other ..................           984          1,380            253  F        2,617
							    --------      ---------        -------        --------
    Total current liabilities ........................         2,428          2,807            253           5,488
							    --------      ---------        -------        --------

Other Liabilities and deferred credits:
  Accumulated deferred income taxes ..................         1,176          3,224            (58) C        4,313
											       (29) F
  Unamortized regulatory and investment credits ......           289            506                            795
  Other ..............................................         1,099          2,855                          3,954
							    --------      ---------        -------        --------
    Total other liabilities and deferred credits .....         2,564          6,585            (87)          9,062
							    --------      ---------        -------        --------

Commitments and contingencies

Total capitalization and liabilities .................      $ 14,196      $  24,324        $  (133)       $ 38,387
							    ========      =========        =======        ========

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
Statements


The pro forma financial statements have been prepared using preliminary assessments of the fair values of the assets and liabilities acquired and, accordingly, may change significantly as the valuations are completed. The pro forma adjustments may also change to reflect changes in circumstances during the period of time required to obtain the necessary approvals for the merger. The pro forma financial statements do not reflect the anticipated recurring cost savings resulting from the merger or the effect of Entergy and FPL Group's announced share repurchase programs. Certain amounts in
Entergy's financial statements have been reclassified to conform to FPL Group's presentation.

A.A plant acquisition adjustment (goodwill) resulting from a prior acquisition by Entergy and the related depreciation expense have been eliminated.

B.Based  on  preliminary  estimates of  the  fair  values  of  certain unregulated generating assets, net reductions in book value of approximately $150 million are reflected in the pro forma balance sheets to record those assets at their fair values. Depreciation expense has been reduced in the pro forma income statement on a straight-line basis over the average remaining useful life of 20 years. The assets and liabilities of Entergy's regulated operations will not be revalued because they are subject to cost-based regulation.

  Complete valuations of Entergy's operating assets and related contracts and the pension and postretirement accounts have not been performed. As a result, the purchase price in excess of the amounts assigned to identifiable assets and liabilities of $416 million has been recorded as goodwill for purposes of these pro forma financial statements. The estimated lives associated with the assets to which this excess might ultimately be allocated are expected to range from 20 to 40 years. Therefore, for pro forma purposes, an amortization period of 30 years has been used.

  Actual goodwill, if any, recorded upon consummation of the Mergers will consider the fair value of Entergy's assets and liabilities at that future date and may differ significantly from the amount recorded in these pro forma financial statements.

C.Deferred  income taxes have been recorded on the pro  forma  balance sheets  to  reflect tax effect of differences between the  book  and tax  bases  of  assets and liabilities acquired.  An adjustment  has been made to the pro forma income statements to reflect the tax effect of the pro forma adjustments using FPL Group's statutory tax rate of 38.575%. Goodwill created by the acquisition is nondeductible for tax purposes.

D.The number of shares used in the calculation of the pro forma per share data is based on the weighted average of shares outstanding during the period, with the shares of Entergy adjusted to give effect to the exchange ratio described in Note E below.

E.Under  the  terms  of the Agreement, each holder of FPL Group common stock will receive one share of the new holding company for each share of FPL Group common stock, and each holder of Entergy common stock will receive 0.585 of a share of the new holding company for each share of Entergy common stock, in a tax-free, stock-for-stock
  exchange.   A value of $51 per share has been assumed in determining
  the purchase price, based on the closing prices of FPL Group's common stock two trading days prior and two trading days following the announcement of the Mergers.

  Below is a reconciliation of the pro forma adjustment to Entergy's common shareholders' equity:

	 Entergy's common shareholders' equity,
	   June 30, 2000 (as reported)                 $6,934
	 Non-recurring merger costs to be expensed
	   by Entergy, net of tax (see Note F)            (31)
						       ------
	 Net pro forma adjustment                      $6,903
						       ======

F.Adjustments  totaling $253 million have been made and are  reflected in accrued interest, taxes and other on the pro forma balance sheets to accrue for transaction costs associated with the acquisition and amounts due under certain of Entergy's employment contracts and employee benefit plans resulting from a change in control. Of this amount, $178 million represents direct costs of the transaction and is reflected in the purchase price allocation. The remaining $75 million represents merger-related costs which are required to be expensed. Because these costs are non-recurring, they have not been reflected in the pro forma income statements, but are reflected in common shareholders' equity on the pro forma balance sheets ($46 million after taxes). Entergy's and FPL Group's portions of these merger costs to be expensed are $31 million and $15 million after taxes, respectively.



			       SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					Entergy Corporation
					Entergy Arkansas, Inc.
					Entergy Gulf States, Inc.
					Entergy Louisiana, Inc.
					Entergy Mississippi, Inc.
					Entergy New Orleans, Inc.
					System Energy Resources, Inc.

					By:  /s/ Nathan E. Langston
						Nathan E. Langston
						Vice President and
						Chief Accounting Officer



Dated: August 3, 2000